                                                                    EXHIBIT 5.01

                        [FENWICK & WEST LLP LETTERHEAD]


                                  June 11, 2001

Micron Electronics, Inc.
1450 Eagle Flight Way
Boise, Idaho 83709


Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Micron Electronics, Inc., a Minnesota corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about June 8, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,858,000 additional shares of your Common Stock (the "Common Stock") subject to issuance by you pursuant to your 2001 Equity Incentive Plan (the "Plan"), including options to purchase shares of HostPro, Inc. ("HostPro") common stock that were assumed by the Company under the Plan in the merger of HostPro with and into Houdini Acquisition Corporation (the "Merger") (the "Assumed Options") pursuant to an Agreement and Plan of Merger between the Company, HostPro, and Houdini Acquisition Corporation dated March 22, 2001 (the "Merger Agreement").

         In rendering this opinion, we have examined the following:

         (1) your Registration Statement on Form 8-A (File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to Section 12(g) of the 1934 Act, as amended;

         (2) the Registration Statement, together with the Exhibits to be filed as a part thereof, including without limitation, the Plan and the form of Notice of Grant;

         (3) the Prospectus prepared in connection with the Plan and the Registration Statement;

         (4) the minutes of meetings of your Board of Directors relating to the Plan and to the Merger that you have provided to us;

         (5)  the Merger Agreement;

         (6) the Articles of Incorporation of the Company, as amended, certified by the Secretary of State of Minnesota on June 6, 2001;

         (7) the Bylaws of the Company, as amended, certified by the Secretary of the Company March 22, 2001;

         (8) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated June 7, 2001 verifying the number of such issued and outstanding securities); and

         (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the legal capacity of all persons or entities executing the same, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning, the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Minnesota.

         Based upon the foregoing, it is our opinion that up to 6,858,000 shares of Common Stock that may be issued and sold by you pursuant to the Plan (including the Assumed Options), when issued, sold and delivered in accordance with the Plan and stock option agreements to be entered into under the Plan and in the manner and for the consideration stated in the Plan, the Prospectus associated with the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        /s/ Fenwick & West LLP

                                        FENWICK & WEST LLP



                                       3